PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	AUGUST 13, 2009
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019	CONTACT: DOUGLAS W. JAMISON

NASDAQ/NMS SYMBOL: TINY	TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP
SECOND QUARTER LETTER TO SHAREHOLDERS ON WEBSITE

Shareholders of Harris & Harris Group, Inc., may be interested to know that we have posted our letter to shareholders for the second quarter of 2009 on our website.  It may be accessed directly on our website at http://www.hhvc.com/common/download/download.cfm?companyid=TINY&fileid=312888&filekey=1dc50e61-bce5-4de7-87a8-f6a5aff920a6&filename=2nd_Quarter_2009_Report.pdf

Harris & Harris Group is a publicly traded venture capital company that invests in nanotechnology and microsystems.

Detailed information about Harris & Harris Group and its holdings, including articles on nanotechnology, cleantech and venture capital, can be found on its website at www.HHVC.com.

This press release may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Registration Statement on Form N-2 and Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.  The reference to the website www.HHVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.